CONSENT TO ASSIGNMENT

         This Consent to Assignment (the "Consent") is made and entered into effective the 13th day of March, 1996 by and between STRATHMORE BAGELS FRANCHISE CORP. (hereinafter referred to as "Licensor") and HOST INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "Operator").

                                   RECITALS:

         WHEREAS, Licensor and Operator have heretofore entered into a "MEMORANDUM OF UNDERSTANDING REGARDING FORM OF LICENSE AGREEMENT" dated November 30, 1995, as amended (the "MOU"), pursuant to which Licensor and Operator have set forth their mutual understanding of the procedures for Operator to develop licensed locations using the "Strathmore Bagels and Deli" trade name, concept and logos; and

         WHEREAS, attached to the MOU is an exhibit which provides the form of license agreement (the "Form Agreement") which Licensor and Operator agreed to execute for all licensed locations under the terms of the MOU; and

         WHEREAS, Licensor has requested Operator's consent to assign both the MOU and each Form Agreement to Big Apple Holding, Inc., a publicly traded company ("BAB"), pursuant to which BAB will assume all of Licensor's obligations under the MOU and Form Agreements; and

         WHEREAS, Operator is prepared to provide its consent to the assignment of the MOU and Form Agreements, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the parties hereby contract as follows:

         1. Operator hereby provides its consent to the assignment of the MOU and the Form Agreements from Licensor to BAB, subject to the conditions precedent set forth in Section 2 of this Consent.

         2. This Consent is conditioned upon the satisfaction of the following on or before the proposed closing of a transaction between Licensor and Big Apple Holding, Inc. (the "Closing"), which Closing is scheduled to take place on or before April 1, 1996;

                  a. BAB shall assume all obligations of Licensor under the MOU and the Form Agreements, as though BAB had been the original party thereto.

                  b. BAB shall use good faith efforts to convert all the licensed locations prior to Operator's peak 1996 summer season, provided however, that Operator shall have the sole right to determine the timing for such conversion. Operator shall be entitled to continue to use the Strathmore trade name, concept, logos and system as it is currently operated.

                  c. All costs of conversion of the licensed locations under the MOU or the Form Agreements, including but not limited to change of equipment, signage, menu boards, point of sale materials, advertising and promotional materials, shall be at no expense to Operator, and Operator shall be promptly reimbursed for any of its expenses associated with such conversion. Additionally, the conversion shall not result in a change in the method of operations, specifications for products or the cost of product.

                  d. BAB agrees to provide products to Operator at a royalty and price no less favorable than that provided to other third parties.

         3. Operator and BAB have heretofore agreed to the conditions set forth in Section 2 of this Consent, and such language will be contained in the acquisition agreement between Licensor and BAB.

         4. Licensor represents that BAB has the economic resources necessary to conduct the Licensed Business and to that effect BAB has agreed to pay all of the costs and expenses involved in the reconcepting of the existing STRATHMORE BAGELS locations.

         5. This Consent shall become null and void in the event that the Closing does not take place within sixty days following the date of this Consent.

         IN WITNESS WHEREOF, the parties hereto have executed this Consent the day and year first written above.


                                        Licensor:
                                        STRATHMORE BAGELS FRANCHISE CORP.

                                        By: Jack Freedman
Attest: Harold L. Kestenbaum            Title: Vice President


                                        Operator:
                                        HOST INTERNATIONAL, INC.

                                        By: /s/ Douglas B. Warren
Attest: /s/ John W. Stentz              Title: Vice President




                                   AMENDMENT

         Amendment, dated this 21st day of May, 1996, by Host International, Inc. ("Operator") in favor of Strathmore Bagels Franchise Corp. ("Licensor").

                                   RECITALS:

         WHEREAS, Licensor and Operator have entered into a Consent to Assignment, dated as of March 13, 1996 ("Consent"); and

         WHEREAS, pursuant to Paragraph Five of the Consent, said Consent shall become null and void in the event that the Closing does not take place within sixty days following the date of the Consent; and

         WHEREAS, Operator desires to extend the period within which the Closing must take place;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

         1. Paragraph Five of the Consent is hereby amended to read in its entirety as follows:

                  5. This Consent shall become null and void in the event that the Closing does not take place on or before May 22, 1996.

         2. Except as hereinabove specifically amended, the Consent shall remain in full force and effect.


                                        Operator:
                                        HOST INTERNATIONAL, INC.

                                        By: Douglas B. Warren
                                        Title: Vice President